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GARDNER DENVER, INC.

(Name of Registrant as Specified In Its Charter)

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Exercise Your Right to Vote
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 3, 2011
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting

Before You Vote
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2011 to facilitate timely delivery.
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box

Voting Items
M31276-P04280 3. To cast an advisory vote on executive compensation.
To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
1. Election of Directors
Nominees
The Board of Directors recommends that
you vote FOR the following: 01) Donald G. Barger, Jr.
02) Raymond R. Hipp 03) David D. Petratis
The Board of Directors recommends you vote FOR the following proposals:
4. To cast an advisory vote on the frequency of future advisory votes on executive compensation. 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011.
The Board of Directors recommends you vote 3 years on the following proposal:

M31277-P04280